Exhibit 10.71

SECURITY AGREEMENT

dated as of February 3, 2011

between

ECL7, LLC

as Grantor

and

KONINKLIJKE PHILIPS ELECTRONICS N.V.

PHILIPS MEDICAL SYSTEMS NEDERLAND B.V.

as Secured Parties

             This SECURITY AGREEMENT (this “Agreement”), dated as of February 3, 2011 (the “Effective Date”), between ECL7, LLC (“ECL”), a Delaware limited liability company (the “Grantor”), and Koninklijke Philips Electronics N.V., a company duly incorporated under the laws of The Netherlands and Philips Medical Systems Nederland B.V., a private company with limited liability incorporated under the laws of The Netherlands (together the “Secured Party”).

RECITALS:

WHEREAS, Grantor is a wholly owned subsidiary of Hansen Medical, Inc. (“Hansen”) to which Hansen assigned to Grantor the Hansen-Luna Agreement (defined below).

WHEREAS, Grantor and Secured Party have entered into that Sublicense Agreement Between SPE and Philips (the “Sublicense Agreement”), dated as of the date hereof;

WHEREAS, in consideration for the accommodations of the Secured Party as set forth in the Sublicense Agreement, Grantor has agreed to secure Grantor’s obligations to Secured Party under the Sublicense Agreement and this Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Grantor and the Secured Party agree as follows:

SECTION 1.  DEFINITIONS; GRANT OF SECURITY.

1.1        General Definitions. In this Agreement, the following terms shall have the following meanings:

             “Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.

             “Agreement” shall have the meaning set forth in the preamble.

             “Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

             “Collateral” shall have the meaning assigned in Section 2.1.

             “Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC.

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Event of Default” shall have the meaning assigned in Section 7.2 below.

“GAAP” shall mean the Generally Accepted Accounting Principles (as is amended and supplemented from time to time).

“General Intangibles” shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC related to the Pledged Non-Robotic Hansen-Luna Rights, including all tax refunds, all licenses, permits, concessions and authorizations and all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and proprietary rights and processes (in each case, regardless of whether characterized as general intangibles under the UCC), provided that such general intangibles (other than payment intangibles) shall only constitute “General Intangibles” hereunder to the extent Grantor has any rights or interest therein pursuant to the Sublicense Agreement.

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all inventory and equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantor” shall have the meaning set forth in the preamble.

“Governmental Unit” shall have the meaning as defined in Article 9 of the UCC.

“Hansen-Luna Agreement” shall mean the agreement entitled “License Agreement between Hansen and Luna” dated January 12, 2010 (as may be amended or supplemented from time to time), a copy of this agreement as of the Signing Date, which is attached hereto as Exhibit A.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof).

“Lien” shall mean any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Luna” shall mean collectively, Luna Innovations Incorporated and Luna Technologies, Inc.

“Money” shall mean “money” as defined in the UCC.

“Operating Agreement” shall mean that certain Limited Liability Company Agreement of ECL7, LLC (as may be amended or supplemented from time to time).

“Operating Agreement Covenant Default” shall have the meaning give in Section 7.1.

“Person” shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Pledged Non-Robotic Hansen-Luna Rights” shall mean any and all present and future rights and remedies relating to present and future patents, inventors’ certificates and patent applications throughout the world, including without limitation those listed patent applications and patents set forth in Exhibit B hereto, to the extent they are sub-licensed to Secured Party by Grantor pursuant to the Sublicense Agreement.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or investment related property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Party” shall have the meaning set forth in the recitals.

“Sublicense Agreement” shall have the meaning set forth in the recitals.

“Sub-License Default” shall have the meaning assigned in Section 7.1.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

1.2        Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Sublicense Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Sublicense Agreement, the Sublicense Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.    GRANT OF SECURITY.

2.1        Grant of Security. Grantor hereby grants to the Secured Party a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under the Pledged Non-Robotic Hansen-Luna Rights and all other personal property of Grantor solely to the extent directly related to the Pledged Non-Robotic Hansen-Luna Rights including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located, and (except with regard to “payment intangibles” as defined in Article 9 of the UCC and general books, records, and documents related to the Pledged Non-Robotic Hansen-Luna Rights), only to the extent that Secured Party has any present and future rights or interest therein pursuant to the Sublicense Agreement, so long as such sublicense has not been terminated pursuant to Section 4 of the Sublicense Agreement (all of which being hereinafter collectively referred to as the “Collateral”):

(a)        Accounts;

(b)        Chattel Paper;

(c)        Documents;

(d)        General Intangibles;

(e)        Goods;

(f)        Instruments;

(g)        Insurance;

(h)        Money;

(i)        Receivables and Receivable Records;

(j)        Commercial Tort Claims;

(k)        to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(l)        to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

For the avoidance of doubt, the security interest in and continuing lien granted to Secured Party by Grantor shall not extend to any assets of Grantor, including without limitation rights under the Hansen-Luna Agreement, not so directly related to the Pledged Non-Robotic Hansen-Luna Rights. Secured Party acknowledges that Hansen may exercise any and all of Hansen’s rights relating to (x) robotic technology not consisting of Pledged Non-Robotics Hansen-Luna Rights, and (y) non-robotic technology with respect to which Hansen has exercised its buy back rights under that certain Patent and Technology License and Purchase Agreement between Hansen and Secured Party executed on or about the date of this Agreement as the same may be amended from time to time, and that Hansen may enter into agreements or otherwise deal with third parties with respect to such rights without the need to consult with or otherwise obtain consent from Secured Party under this Agreement.

SECTION 3.    SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE.

3.1        Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete performance of all obligations owed by Grantor to Secured Party under the Sublicense Agreement and under this Agreement (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof) (the “Secured Obligations”).

3.2        Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Secured Party, (ii) Grantor shall remain liable under each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and the Secured Party shall not have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by the Secured Party of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.    REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1        Representations and Warranties. Grantor hereby represents and warrants, on the Effective Date, that:

(i)        The Collateral constitutes all property rights of the Grantor described in Sections 2.1(a) through (m) hereof relating to the Pledged Non-Robotic Hansen-Luna Rights in which Grantor has any right, title or interest and all of such Collateral is valid and subsisting, unrevoked and uncancelled.

(ii)        Except as set forth in the Material Contracts (as defined in the Hansen-Luna Agreement), the Grantor is the true and lawful sole and exclusive owner of the Collateral, including any Collateral acquired or arising after the date hereof, and the Collateral is subject to no Lien, and no financing statement, security agreement, assignment, license (except as otherwise allowed herein), or other Lien instrument covering all or any part of the Collateral is on file in any public office; and Grantor will not execute or authorize to be filed in any public office any of the foregoing except in favor of the Secured Party.

(iii)        it has indicated on Schedule 4.1 (as such schedule may be amended or supplemented from time to time): (w) the type of organization of the Grantor, (x) the jurisdiction of organization of Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is located.

(iv)        the full legal name of the Grantor is as set forth on Schedule 4.1;

(v)        (y) upon the filing of all UCC financing statements naming Grantor as “debtor” and the Secured Party as “secured party” and describing the Collateral in the filing offices set forth opposite Grantor’s name on Schedule 4.1 hereof, and (z) upon recordation of the security interests granted hereunder in the United States Patent and Trademark Office, the security interests granted to the Secured Party hereunder constitute valid and perfected first priority Liens on all of the Collateral;

(vi)      all actions and consents, including all filings, notices, and recordings necessary for the exercise by the Secured Party of the rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained or will be made or obtained contemporaneous with the execution of this Agreement;

(vii)      no authorization, approval or other action by, and no notice to or filing with, any Governmental Unit or regulatory body is required for either (i) the pledge or grant by Grantor of the Liens purported to be created in favor of the Secured Party hereunder or (ii) the exercise by the Secured Party of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated by clause (vi) above;

(viii)      Grantor has not become bound as a debtor, either by contract or by operation of law, by a security agreement previously entered into by another Person; and

(ix)      Grantor has been duly organized as an entity of the type as set forth opposite Grantor’s name on Schedule 4.1 solely under the laws of the jurisdiction as set forth opposite Grantor’s name on Schedule 4.1 and remains duly existing as such. Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

4.2        Covenants and Agreements. Grantor hereby covenants and agrees that:

(i)        except for the security interest created by this Agreement, it shall not create or knowingly suffer to exist any Lien upon or with respect to any of the Collateral, and Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(ii)        it shall not produce, use or knowingly permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)        it shall not change Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names;

(iv)        it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, provided, no such tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provisions, as shall be required in conformity with GAAP shall have been made therefore, and (b) in the case of a tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax or claim;

(v)        upon Grantor or any officer of Grantor obtaining knowledge thereof, it shall promptly notify the Secured Party in writing of any event that may have a material adverse effect on the ability of Grantor or the Secured Party to dispose of the Collateral or any material portion thereof, or the rights and remedies of the Secured Party in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof;

(vi)      it shall not take or knowingly permit any action which could materially impair the Secured Party’s rights in the Collateral;

(vii)      it shall comply with each and every covenant contained in Article 7 of the Limited Liability Company Agreement of ECL7, LLC (as may be amended from time to time); and

(viii)    it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise in accordance with the Sublicense Agreement.

SECTION 5.    ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1        Access; Right of Inspection. The Secured Party shall, once during each calendar year (after providing reasonable notice to Grantor) and any time during the occurrence and continuance of an Event of Default, have full and free access during normal business hours to all the books and records of Grantor pertaining to the Collateral, and those books and records evidencing compliance with Article 7 of the Operating Agreement, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to the Secured Party, at Grantor’s cost and expense, such reasonable clerical and other assistance as may be reasonably requested with regard thereto; provided that information disclosed by Grantor to secured party shall be subject to Section 12 of the Sublicense Agreement.

5.2        Further Assurances.

(a)        Grantor agrees that from time to time, at the reasonable expense of Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b)        Grantor hereby authorizes the Secured Party to file a Record or Records, including, without limitation, financing or continuation statements or recordation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Secured Party may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or as otherwise agreed by the parties. Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

SECTION 6.    SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

6.1        Power of Attorney. Grantor hereby irrevocably appoints the Secured Party (such appointment being coupled with an interest) as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, the Secured Party or otherwise, from time to time upon the occurrence and continuance of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument that the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

6.2        No Duty on the Part of the Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.    EVENTS OF DEFAULT; REMEDIES.

7.1        Events of Default. It shall be an event of default hereunder (an “Event of Default”) (i) if Grantor shall fail to materially comply with, or discharge in a timely basis, when due, any of its duties or obligations pursuant to any provision of the Sublicense Agreement and any such failure shall remain unremedied for a period of [***] from notice, or fail to materially comply with any provision of this Agreement, or materially breach any representation or warranty provision contained in the Sublicense Agreement or this Agreement, in each case that materially impairs the Secured Party’s use of those rights granted to the Secured Party by Grantor under Section 2.1 and 2.3 of the Sublicense Agreement (a “Sub-License Default”), (ii) if Grantor shall materially breach any of the covenants contained in Article 7 of the Operating Agreement, which, if capable of being cured, is not cured for a period of [***] from notice (an “Operating Agreement Covenant Default”), (iii) if Secured Party receives a final, non-appealable judgment in an amount equal to or greater than [***] for any breach of any representation or warranty or any breach of any duties or obligations, or the failure to comply with any provision contained in the Sublicense Agreement or this Agreement and such judgment remains unpaid for a period of [***] from entry of such judgment, or (iv) if Grantor shall dissolve, liquidate, suspend its business, or sell substantially all of its assets, make an assignment for the benefit of creditors, commence or have commenced against it a bankruptcy or insolvency proceeding, or have a receiver appointed for the Grantor.

7.2        Rights Exercisable Regardless of Event of Default. Whether or not an Event of Default exists, the Secured Party shall have the following rights:

(a)        The Secured Party is hereby specifically authorized to make, at the Secured Party’s sole option, any or all payments required to be made either hereunder or otherwise in respect of the Collateral by Grantor. Such payments may include, but are not limited to, payments for maintenance fees, taxes, and other governmental levies, and insurance premiums. Subject to Section 7.2(b) below, the Secured Party shall have the right, but not the duty, to perform any obligations of the Grantor relating to the Collateral, without waiving any other rights or releasing Grantor from any obligation hereunder.

(b)        Such rights may be exercised by the Secured Party at any time, but only (i) if Grantor has failed to perform its obligations relating to the Collateral, Secured Party has hereafter provided notice of such failure to Grantor, and Grantor’s failure has continued thereafter, and (ii) to the extent permitted by law and necessary to protect the Secured Party’s rights hereunder and in the Collateral.

CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7.3        Remedies, Generally.

(a)        If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously; provided, however, that in the event of a Sub-License Default or Operating Agreement Covenant Default the Secured Party’s right to commence any proceeding to foreclose its security interest against the Collateral shall not occur and Secured Party shall not collect any rights to payment Collateral under UCC Section 9607 prior to the expiration of [***] following entry of any final non-appealable judgment for monetary damages by a court of competent jurisdiction against Company, which judgment remains unpaid in full or unstayed by court order or otherwise:

(i)          require Grantor to, and Grantor hereby agrees that it shall at its expense and promptly upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties;

(ii)         enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)        without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable; and

(iv)        to direct Grantor to refrain from practicing or using the Collateral in any manner whatsoever, directly or indirectly, and, if requested by the Secured Party, to execute such other and further documents that the Secured Party may request to further confirm this and to transfer ownership of the Collateral and any associated goodwill.

(b)        The Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least [***] notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives to the fullest extent permitted by applicable law any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Secured Party to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Secured Party hereunder.

CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(c)        To the fullest extent permitted by applicable law, (i) the Secured Party may sell the Collateral without giving any warranties as to the Collateral and (ii) the Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)        The Secured Party shall have no obligation to marshal any of the Collateral.

(e)        Grantor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents, which the Secured Party may incur in connection with (i) the collection of the Secured Obligations, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof. All amounts payable by Grantor under this subsection shall be due upon demand and shall be part of the Secured Obligations. Grantor’s obligations under this subsection shall survive the termination of this Security Agreement and the discharge of Grantor’s other obligations hereunder.

CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7.4        Application of Proceeds. Except as expressly provided elsewhere in this Agreement or the Sublicense Agreement, all proceeds received by the Secured Party in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Secured Party against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including actual costs and reasonable compensation to the Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Secured Party in connection therewith, and all amounts for which the Secured Party is entitled to indemnification under the Sublicense Agreement and all advances made by the Secured Party hereunder for the account of the Grantor, and to the payment of all costs and expenses paid or incurred by the Secured Party in connection with the exercise of any right or remedy hereunder or under the Sublicense Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.5        Sales on Credit. If any Event of Default shall have occurred and be continuing, the Secured Party may seek relief as provided herein. If Secured Party sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Secured Party and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.6        Pledged Non-Robotic Hansen-Luna Rights.

Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, in addition to the rights of the Secured Party under the terms of the Sublicense Agreement, the Secured Party shall have the right (but not the obligation), subject to the terms and conditions of the Sublicense Agreement and the Hansen-Luna Agreement, to bring suit or otherwise commence any action or proceeding in the name of Grantor, the Secured Party or otherwise, in the Secured Party’s sole discretion, to enforce the Pledged Non-Robotic Hansen-Luna Rights, in which event Grantor shall, at the request of the Secured Party, do any and all lawful acts and execute any and all documents required by the Secured Party in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify the Secured Party in connection with the exercise of its rights under this Section.

SECTION 8.    CONTINUING SECURITY INTEREST; TRANSFER OF SUB-LICENSE.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the earlier of (i) expiration or termination by Secured Party of the Sublicense Agreement, or (ii) the consummation of the acquisition of the capital stock or assets of Hansen by an entity whose securities are traded on the NASDAQ or other nationally recognized securities exchange and which entity has a market capitalization prior to such transactions of at least one billion dollars, which acquisitions constitutes a Change of Control of Grantor, or (iii) the Member demonstrates six (6) consecutive fiscal quarters of positive cash flow from normal operations. This Agreement shall be binding upon Grantor, its successors and assigns, and inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns. “Change of Control” shall mean (a) the consummation of a reorganization, merger or consolidation, or sale or other disposition of substantially all of the assets of Hansen, or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than fifty percent (50%) of either (i) the then-outstanding shares of common stock of Hansen; or (ii) the combined voting power of the then-outstanding voting securities of Hansen entitled to vote generally in the election of directors. Without limiting the generality of the foregoing, but subject to the terms of the Sublicense Agreement, the Secured Party may assign or otherwise transfer the Sublicense Agreement held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise. Upon the expiration of the terms of the Sublicense Agreement or the termination of any sublicense in whole or in part thereunder, the security interest granted hereby shall automatically terminate hereunder and of record as to such terminated rights and all rights to the Collateral relating to such terminated sublicense or portions thereof shall revert to Grantor. Upon any such termination the Secured Party shall, at Grantors’ expense, execute and deliver to Grantor or otherwise authorize the filing of such documents as Grantor shall reasonably request, including financing statement amendments to evidence such termination. The Secured Party shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantor shall reasonably request, in form and substance reasonably satisfactory to the Secured Party, including financing statement amendments to evidence such release.

SECTION 9.    STANDARD OF CARE; SECURED PARTY MAY PERFORM.

The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise. If Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by Grantor.

SECTION 10.    MISCELLANEOUS.

10.1        Notice. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 14 of the Sublicense Agreement.

10.2        Waivers and Enforcement of Rights. The failure of the Secured Party to exercise any right or remedy or option provided for herein or otherwise shall not be deemed to be a waiver of any of the covenants or obligations secured by this Agreement or otherwise. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. No sale of all or any of the Collateral, no forbearance on the part of the Secured Party, no release or partial release of any of the Collateral, and no extension; whether oral or in writing, of the time for the payment of the whole or any part of the Secured Debt or any other indulgence given by the Secured Party to Grantor or any other Person, shall operate to release or in any manner affect the Lien of the Agreement or the original liability of Grantor. A waiver by the Secured Party on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon the Secured Party unless it is in writing and signed by the Secured Party. Grantor waives any requirement of diligence or promptness on the Secured Party’s part in the enforcement of its rights under the provisions of this Agreement. To the fullest extent Grantor may do so, Grantor agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Grantor, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, and marshalling in the event of foreclosure of the Liens hereby created. If any law referred to in this Section and now in force, of which Grantor or other Person may take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

10.3        Miscellaneous. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Secured Party and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of the Secured Party, assign any right, duty or obligation hereunder. This Agreement embodies the entire agreement and understanding between Grantor and the Secured Party and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, this Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts (including by facsimile signature) and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS. ANY DISPUTE BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT (INCLUDING ANY QUESTION REGARDING ITS EXISTENCE, VALIDITY OR TERMINATION) SHALL BE SUBMITTED TO THE COMPETENT COURTS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, Grantor and the Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ECL7, LLC as Grantor

By:	/s/ Stephen Ware
Name: Stephen Ware
Title: President

KONINKLIJKE PHILIPS ELECTRONICS N.V., as the Secured Party

By:	/s/ Ruud Peters
Name: Ruud Peters
Title: Chief Intellectual Property Officer

PHILIPS MEDICAL SYSTEMS NEDERLAND B.V. as the Secured Party

By:	/s/ Bert Van Meurs
Name: Bert Van Meurs
Title: Senior Vice President

By:	/s/ John Van Soerland
Name: John Van Soerland
Title: Senior Director

[SIGNATURE PAGE TO SECURITY AGREEMENT]

EXHIBIT A

to

SECURITY AGREEMENT

(Please see attached)

[Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed on March 16, 2010.]

EXHIBIT B

to

SECURITY AGREEMENT

Any and all present and future rights and remedies relating to the patents set forth below and all future patents and patent applications, to the extent that they are sub-licensed to Secured Party by Grantor pursuant to that certain Sublicense Agreement Between SPE and Philips, dated as of the date hereof, between Secured Party and Grantor:

—	U.S. Patent No. 7,154,081 for “Composite Structures, Such As Coated Wiring Assemblies, having Integral Fiber Optic-Based Condition Detectors and Systems which employ the same”, issued on 12/26/06.

•         U.S. Patent No. 6,900,897 B2 for “Apparatus and Method for Correcting Errors Generated by a Laser with Non-Ideal Tuning Characteristics”, issued on 05/31/05.

•         U.S. Patent No. 6,856,400 for “Apparatus and Method for the Complete Characterization of Optical Devices Including Loss, Birefringence and Dispersion Effects”, issued on 02/15/05.

•         U.S. Patent No. 7,781,724 for “Fiber-Optic Position and Shape Sensing Device and Method Relating Thereto”, issued on 8/24/2010.

—         U.S. Patent 7,515,276 “High Resolution Interferometric Optical Frequency Domain Reflectometry Beyond the Laser Coherence Length”, issued 04/07/2009.

—         U.S. Patent 7,772,541 “Fiber Optic Position and/or Shape Sensing Based on Rayleigh Scatter”, issued 08/10/2010.

—         Pending, Application No. PCT/US2009/034664 for “High Precision Wavelength Measurement and Control of a Tunable Laser”, filed on 02/20/2009.

•         U.S. Patent No. 7,538,883 for “Distributed Strain and Temperature Discrimination in Unaltered Polarization Maintaining Fiber”, issued on 5/26/09.

•         Pending, Application No. EP 6737599.8 for “Calculation of Birefringence in a Waveguide Based on Rayleigh Scatter”, filed on 03/09/06 and US 7,330,245, issued 2/12/08.

          U.S. Patent No. 7,633,607 for “Method and Apparatus for Calibrating Measurement Equipment”, issued on 12/15/2009.

•         Pending, Application No. PCT/US05/45002 for “Compensating for Time Varying Phase Changes in Interferometric Measurements”, filed on 12/13/05.

—         Pending, Application No. 61/379,116 for “A Method to Terminate Optical Fibers so as to Reduce Back Reflections”, filed 09/01/2010.

—         Pending Application No. 12/874,901 for “High Accuracy Position Sensing with Multi-Core Optical Fiber”, filed 09/02/2010.

—         Pending, Application No. 61/384,019 for “Compensating for Non-Ideal Multi-Core Shape Sensing Fiber Manufacture”, filed 09/17/2010.

—         U.S. Patent No. 7,379,168 for “Polarization Diversity Detection Without a Polarizing Beam Splitter”, issued on 05/27/2008.

—         U.S. Patent No. 7,440,087 for “Identifying Optical Fiber Segments and Determining Characteristics of an Optical Device under Test Based on Fiber Segment Scatter Pattern Data”, issued on 10/21/2008.

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